Exhibit 4.9.13.1

EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”) dated as of January 30, 2009, to the AMENDED AND RESTATED MASTER EXCHANGE AGREEMENT dated as of January 26, 2007 (the “Master Exchange Agreement”), among THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), HERTZ GENERAL INTEREST LLC, a Delaware limited liability company (“HGI”), HERTZ CAR EXCHANGE INC., a Delaware corporation (the “QI”) and DB SERVICES TENNESSEE, INC., a Delaware corporation (“Deutsche Bank”).

WITNESSETH:

WHEREAS, HVF, HGI, Hertz, the QI and Deutsche Bank desire to amend the Master Exchange Agreement as herein set forth.

WHEREAS, Section 8.03 of the Master Exchange Agreement permits the Master Exchange Agreement to be amended by written instrument executed by all parties thereto upon satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding;

WHEREAS, Section 8.7(b) of the Second Amended and Restated Base Indenture, dated as of August 1, 2006, between HVF and The Bank of New York Mellon Trust Company, N.A., a national banking association (as successor to BNY Midwest Trust Company, an Illinois trust company), as trustee (together with its successors in trust thereunder as provided in the Base Indenture, the “Trustee”) (as amended, modified or supplemented as of the date hereof, exclusive of Series Supplements, the “Base Indenture”) requires that HVF obtain the written consent of the Trustee, acting at the direction of the Requisite Investors, prior to effecting any amendment to a Related Document;

WHEREAS, pursuant to Section 6.06 of the Second Amended and Restated Series 2004-1 Supplement to the Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof the “Series 2004-1 Supplement”), MBIA Insurance Corporation (“MBIA”) is deemed to be the holder of 100% of the Series 2004-1 Notes for the purpose of giving direction to the Trustee pursuant to the Base Indenture;

WHEREAS, pursuant to Section 6.6 of the Amended and Restated Series 2005-1 Supplement to the Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof, the “Series 2005-1 Supplement”), MBIA is deemed to be the holder of 100% of the Class A Notes relating to the Series 2005-1 Supplement for the purpose of giving direction to the Trustee pursuant to the Base Indenture;

WHEREAS, pursuant to Section 6.6 of the Amended and Restated Series 2005-2 Supplement  to the Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof, the “Series

2005-2 Supplement”), Ambac Assurance Corporation (“Ambac”) is deemed to be the holder of 100% of the Class A Notes relating to the Series 2005-2 Supplement for the purpose of giving direction to the Trustee pursuant to the Base Indenture;

WHEREAS, pursuant to Section 7.7 of the Amended and Restated Series 2005-3 Supplement to the Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof, the “Series 2005-3 Supplement”), Ambac is deemed to be the holder of 100% of the Class A Notes relating to the Series 2005-3 Supplement for the purpose of giving direction to the Trustee pursuant to the Base Indenture;

WHEREAS, pursuant to Section 7.7 of the Amended and Restated Series 2005-4 Supplement to the Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof, the “Series 2005-4 Supplement”), MBIA is deemed to be the holder of the 100% of the Class A Notes relating to the Series 2005-4 Supplement for the purpose of giving direction to the Trustee pursuant to the Base Indenture;

WHEREAS, Section 8.01(b) of the Series 2008-1 Note Purchase Agreement relating to the Amended and Restated Series 2008-1 Supplement to the Base Indenture, dated as of September 12, 2008, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof, the “Series 2008-1 Supplement” and, together with the Series 2004-1 Supplement, the Series 2005-1 Supplement, the Series 2005-2 Supplement, the Series 2005-3 Supplement and the Series 2005-4 Supplement, the “Series Supplements” or each a “Series Supplement”), provides that HVF and Hertz will not enter into certain amendments to any Series 2008-1 Related Document unless such amendment is consented to by Series 2008-1 Noteholders holding more than 50% of the Series 2008-1 Principal Amount, such amendment is in writing and made in accordance with the terms of the Base Indenture and the applicable Series 2008-1 Related Document and the Series 2008-1 Rating Condition is satisfied in respect of such amendment;

WHEREAS, in connection with this Amendment, the Rating Agency Condition has been satisfied with respect to each Series of Notes Outstanding;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1.  Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Master Exchange Agreement or, if not defined therein, the Base Indenture or the applicable Series Supplement.

2.  Trustee Direction.  By agreeing, acknowledging and consenting to this Amendment  Ambac (as deemed holder of the Class A Notes relating to the Series 2005-2 Supplement and the Class A Notes relating to the Series 2005-3 Supplement), MBIA (as deemed holder of the Series 2004-1 Notes, the Class A Notes relating to the Series 2005-1 Supplement and the Class A Notes relating to the Series 2005-4 Supplement) and the Series 2008-1 Noteholders, together constituting the Requisite Investors, hereby direct the Trustee to consent in writing to this Amendment.

3.  Amendments to the Master Exchange Agreement.

(a) The definition of “Owner” shall be deleted in its entirety and replaced with the following:

(i) ““Owner” shall mean DB Services Tennessee, Inc., or any other entity that acquires all of the issued and outstanding shares of the QI pursuant to Section 6.10 hereof.”

(b) The definition of “QI Parent Downgrade Event” shall be deleted in its entirety and replaced with the following:

(i) ““QI Parent Downgrade Event” shall mean, on any date of determination, either (i) Deutsche Bank AG (or any entity that becomes the ultimate parent of the QI) shall have a short-term credit rating of below “A-1” from S&P or below “P-1” from Moody’s or (ii) if at any time Deutsche Bank AG (or any entity that becomes the ultimate parent of the QI) does not have a short-term credit rating, Deutsche Bank AG (or any entity that is a successor to Deutsche Bank AG as the ultimate parent of the QI) shall have a long-term credit rating of below “AA-” from S&P or below “Aa3” from Moody’s.”

(c) The number “ten (10)” in Section 2.10 of the Master Exchange Agreement shall be deleted and replaced with the number “seven (7)”.

4.  Effectiveness.  This Amendment shall be effective as of the date hereof upon delivery of executed signature pages by all parties hereto; provided, that if the QI fails to amend the definition of “Independent Director” in each of its certificate of incorporation and its by-laws within thirty (30) days of the date hereof so that each such definition refers to the ultimate parent of the QI (as of the date of any such amendment) in lieu of “JPMorgan Chase Bank, N.A.”, then this Amendment shall cease to be of any further force and effect on the fifth Business Day after written notice of such failure is given to each of Hertz and HVF by Ambac, MBIA or Series 2008-1 Noteholders holding more than 50% of the Series 2008-1 Principal Amount.  Each of the parties hereto hereby agrees that the sole effect of such failure shall be the termination of the effectiveness of this Amendment (if such notice is provided), and that no other remedy at law or in equity shall be available to any party hereto as a result of such failure; provided, that, for the avoidance of doubt, no party hereto waives any consequence that may arise under the Master Exchange Agreement or any other Related Document if this amendment is no longer effective or ceases to be in existence or if the QI fails to amend the definition of “Independent Director” in its certificate of incorporation and/or its by-laws.

5.  Reference to and Effect on the Master Exchange Agreement; Ratification.

(a) Except as specifically amended above, the Master Exchange Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Master Exchange Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Master Exchange Agreement to “Master Exchange Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Master Exchange Agreement, and each reference in any other Related Document to “the Master Exchange Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Master Exchange Agreement, shall mean and be a reference to the Master Exchange Agreement as amended hereby.

6.  Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

7.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

8.  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

9.  Severability.  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10.  Interpretation.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

THE HERTZ CORPORATION

by:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

HERTZ VEHICLE FINANCING LLC

by:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	VP and Treasurer

HERTZ GENERAL INTEREST LLC

by:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	VP and Treasurer

HERTZ CAR EXCHANGE INC.

by:	/s/ Daniel Feehan
	Name:	Daniel Feehan
	Title:	Vice President

by:	/s/ Vickie Chaplin
	Name:	Vickie Chaplin
	Title:	Associate

DB SERVICES TENNESSEE, INC.

by:	/s/ Alec Singh
	Name:	Alec Singh
	Title:	President

by:	/s/ Joe Kemble
	Name:	Joe Kemble
	Title:	Vice President

AGREED, ACKNOWLEDGED AND CONSENTED:

AMBAC ASSURANCE CORPORATION,

By:	/s/ Anthony Nocera
Name:	Anthony Nocera
Title:	First Vice President

MBIA INSURANCE CORPORATION

By:	/s/ Brian J. Cooney
Name:	Brian J. Cooney
Title:	Director

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., as successor

to BNY MIDWEST TRUST COMPANY,

as Trustee

By:	/s/ John D. Ask
Name:	John D. Ask
Title:	Assistant Treasurer

SHEFFIELD RECEIVABLES CORPORATION,

as a Conduit Investor

By: Barclays Bank PLC, as Attorney-in-Fact

By:	/s/ Jason D. Muncy
Name:	Jason D. Muncy
Title:	Associate Director

SHEFFIELD RECEIVABLES CORPORATION,

as a Committed Note Purchaser

By: Barclays Bank PLC, as Attorney-in-Fact

By:	/s/ Jason D. Muncy
Name:	Jason D. Muncy
Title:	Associate Director

BARCLAYS BANK PLC., as a Funding Agent

By:	/s/ Jeffrey Goldberg
Name:	Jeffrey Goldberg
Title:	Associate Director

Representing 36.36% of the Series 2008-1 Notes

NANTUCKET FUNDING CORP., LLC,

as a Conduit Investor

By:	/s/ Philip A. Martone
Name:	Philip A. Martone
Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,

as a Committed Note Purchaser

By:	/s/ Daniel Gerber
Name:	Daniel Gerber
Title:	Vice President

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH,

as a Funding Agent

By:	/s/ Daniel Gerber
Name:	Daniel Gerber
Title:	Vice President

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Director

Representing 36.36% of the Series 2008-1 Notes

MERRILL LYNCH MORTGAGE CAPITAL INC.,

as a Committed Note Purchaser

By:	/s/ Joseph Magnus
Name:	Joseph Magnus
Title:	Vice President

MERRILL LYNCH MORTGAGE CAPITAL INC.,

as a Funding Agent

By:	/s/ Joseph Magnus
Name:	Joseph Magnus
Title:	Vice President

Representing 27.27% of the Series 2008-1 Notes